UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4651 Salisbury Road, Suite 533

Jacksonville, Florida 32256

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

On March 7, 2011, FNDS3000 Corp (the “Company”) sold 3,592,843 shares of Common Stock, $0.001 par value (the “Sherington March 2011 Shares”) and related common stock purchase warrants to acquire 3,592,843 shares of common stock (the “Sherington March 2011 Warrants”) at an exercise price of $0.278 to Sherington Holdings, LLC (“Sherington”) at a per share purchase price of $0.139 representing gross proceeds of approximately $500,000 as more fully detailed below. This funding was provided pursuant to that certain Commitment Agreement dated October 19, 2010 whereby the Company agreed to sell and Sherington agreed to commit to purchase a prescribed pro rata portion of common stock of the Company in a private placement. The Company expects to offer shares of the Company’s Common Stock in four tranches, the first tranche closed on October 19, 2010, the second tranche closed on January 24, 2011, the third closed on March 7, 2011 and the final tranche of $500,000 is expected to be closed on or before July 1, 2011. Raymond Goldsmith, the Chairman, Chief Executive Officer and President of the Company, is also the Chairman and CEO of Sherington Holdings, LLC, which is a private investment company and the principal shareholder of the Company.

The Sherington March 2011 Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.278 per share. The exercise price of the Sherington March 2011 Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments, provisions for stock splits, stock dividends, recapitalizations and the like.

Further, the Company issued to Sherington a Seventh Amended and Restated Warrant (the “Seventh Warrant”), amending the number of shares that Sherington is entitled to from 13,156,920 shares to 14,553,891 shares and also recognizing an increased interest in the Company from 57.42% to 59.87%. The Seventh Warrant provides that Sherington is entitled to purchase from the Company an aggregate of 14,553,891 shares of Common Stock of the Company at a price equal to $0.139 per share through December 31, 2013. Notwithstanding the foregoing, the Seventh Warrant shall only be exercisable so that Sherington may maintain its percentage interest in the Company of approximately 59.87% and is only exercisable by Sherington if and when there has occurred a full or partial exercise of any derivative securities of the Company outstanding as of July 1, 2009 (but excluding the securities held by Sherington), the 4,000,000 warrants issued to Bank Julius Baer & Co. Ltd. and the 1,000,000 warrants issued to Mr. Besuchet. The exercise price of the Seventh Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments, provisions for stock splits, stock dividends, recapitalizations and the like.

On March 7, 2011, the Company and Sherington entered into that certain Amendment No. 8 (the “Eighth Amendment”) to the certain Registration Rights Agreement whereby the Company expanded the definition of Shares (as defined in the Sixth Amendment) to include, among other things, the Sherington March 2011 Shares and the shares issuable upon the exercise of the Sherington March 2011 Warrant.

The securities were offered and sold to Sherington in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. Sherington is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

4.1	Private Placement Subscription Agreement by and between FNDS3000 Corp and Sherington Holdings, LLC dated March 7, 2011

4.2	Seventh Amended and Restated Warrant to Purchase Common Stock issued to Sherington Holdings, LLC dated March 7, 2011

4.3	Form of Warrant issued on March 7, 2011

4.4	Eighth Amendment to the Registration Rights Agreement, dated March 7, 2011, by and between FNDS3000 Corp and Sherington Holdings, LLC

4.5	Commitment Agreement between FNDS3000 Corp and Sherington Holdings, LLC dated October 19, 2010 (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: March 10, 2011	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial and Accounting Officer